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                                                                    EXHIBIT 3(b)

                                    BY-LAWS
                                      OF
                            NBC CAPITAL CORPORATION


                                   ARTICLE I

                            MEETING OF SHAREHOLDERS

    1. Annual Meeting. The annual meeting of the stockholders shall be held at such time of day as the Board of Directors shall determine on the second Tuesday in April of each year at the principal office in the State of Mississippi unless a different time or place, either within or without Mississippi, is designated by the Directors.

    2. Special Meetings. Special meetings of the shareholders may be called by the President, the Chairman of the Board of Directors, a majority of the Board of Directors, or by the holders of more than twenty percent (20%) of the outstanding common stock. The presence in person or by proxy by the holders of a majority of the shares shall constitute a quorum. The place of such meetings shall be designated by the directors.

    3. Notice of Shareholder Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail by or at the direction of the Chairman, President, Secretary, or directors calling the meeting, to each shareholder entitled to vote at the meeting. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, if mailed, shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

    4. Quorum Requirements. Absent a provision in the Certificate of Incorporation stating otherwise, a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum by a majority of those present and entitled to vote. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and the adjournment is for thirty (30) days or less. When any one (1) adjournment is for more than thirty (30) days or if a new record date is fixed for the

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adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is the one upon which, by express provision of this Corporation's Certificate, these Bylaws or by the laws of Mississippi, a larger or different vote is required, in which case such express provisions shall govern the decisions of such question.

    5. Record Date. The directors may fix in advance of any meeting a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting.

    6. Voting and Proxies. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of three (3) years from the date of its execution unless otherwise provided in the proxy.

                                  ARTICLE II

                              BOARD OF DIRECTORS

    1. Composition of Board of Directors. The corporation shall have a Board of Directors consisting of active directors, whose qualifications, election, number, etc., are described and discussed in this Article II and throughout these Bylaws. Whenever the terms "director" or "Board of Directors" or "Board" are used herein or in other corporate documents, the terms shall include active directors only.

    2. Qualification and Election of Active Directors. The business and affairs of the corporation shall be managed by and be under the direction of the Board of Directors. A Director must be a stockholder of the corporation. Directors shall not be under twenty-one (21) years of age and not over seventy-five (75) years of age at the time of the shareholders' meeting at which they are elected by the shareholders, and may not serve as attorney for any other financial institution or bank or savings and loan holding company, and may not be a member of the Board of Directors of any other financial institution or bank or savings and loan holding company if such service is prohibited by laws or regulations applicable to depository institutions. In the event that a director attains age 75 during his or her term of office, he or she

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shall serve only until the next shareholders' meeting after his or her 75th birthday. Each director shall serve for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

    Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

    3. Nomination Procedures. Nominees to be proposed for election to the Board of Directors of the corporation, other than nominations made by the existing Board of Directors, must be given in writing to the Secretary of the corporation and received no later than 90 days prior to the month and day that the proxy materials regarding the last election of directors to the Board of the corporation were mailed to shareholders. Notice must include the full name of the directors, his age and date of birth, his educational background, and a list of business experience and positions held for at least the preceding five years. The notice must include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the corporation as part of its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors. A vote for a person who has not been duly nominated pursuant to this Article II Section 3 shall be void.

    4. Number. The maximum number of active directors is fixed by the Certificate and may be altered only by amendment thereto, but shall never be less than the number required by law. The Board of Directors may, by a vote of the majority of the full Board, between annual meetings of the shareholders, increase the membership of the Board up to the maximum number set out in the Certificate and by like vote appoint qualified persons to fill the vacancies created thereby for full terms.

    5. Meetings. The annual meeting of the Board of Directors shall be held in January of each year, at which time the officers of the Corporation shall be elected. The Board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by any one director or any two officers of the Corporation.

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    6.   Notice of Directors' Meetings.  The annual and all regular Board meetings may be held without notice. Special meetings shall be held with not less than one hour notice of such meeting to be given to each director, which notice shall be given on a best efforts basis by those calling the meeting.

    7. Quorum and Vote. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the Certificate, these bylaws, or by the laws of Mississippi.

    8.   Action by Written Consent.   Any action taken by the Board or any
Committee without a meeting, in respect to any corporate matter, is valid action if either before or after such action is taken, all members of the Board or Committee sign and file with the Secretary, for inclusion in the corporate minute book, a memorandum showing the nature of the action taken.

    9. Appointment of Chairman, Executive and Other Committees. The Chairman of the Board of Directors of the Corporation shall also serve as an officer of the Corporation. The Board of Directors by resolution may designate one or more committees, consisting of one or more directors and may delegate to such Chairman, committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another Board member to act at the meeting in the place of the disqualified or absent member.

    10.  Powers.   In addition to other powers specifically set out herein or that apply under Mississippi or other applicable law, the Board of Directors and any committees thereof shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the shareholders under Mississippi or other applicable law.

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    11.  Contracts with Interested Directors.   No contract or other transaction
between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction, of this Corporation with any person, firm, or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in, such contract, act, or transaction, or is in any way connected with such person, firm, or corporation, and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.


                                  ARTICLE III

                                   OFFICERS

    1.   Number.    The Corporation shall have a President, a Chairman of the
Board, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person.

    2.   Election and Term.    The officers shall be elected by the Board at its
annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

    3.   Duties.    All officers shall have such authority and perform such
duties in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

                                  ARTICLE IV

                     RESIGNATIONS, REMOVALS AND VACANCIES

    1.   Resignations.    Any officer or director may resign at any time by
giving written notice to the Chairman of the Board of Directors, the President, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

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    2.   Removal of Officers.    Any officer or agent may be removed by the
Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

    3.   Removal of Directors.    Any or all of the directors may be removed
only for cause by the requisite vote of shareholder pursuant to the provisions of this Corporation's Certificate and Mississippi law.

    4.   Vacancies.    Newly created directorships resulting from an increase in
the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

                                   ARTICLE V

                                 CAPITAL STOCK

    1.   Stock Certificates.    Every shareholder shall be entitled to a
certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the Board of Directors, such certificates shall be signed by any two officers of the Corporation.

    2.   Transfer of Shares.    Any share or shares of stock may be transferred
on the books of the Corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

    3.   Loss of Certificates.    In the case of the loss, mutilation, or
destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                  ARTICLE VI

                                INDEMNIFICATION

    1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation

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as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Mississippi Business Corporation Act, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Mississippi Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer, and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its scope and effect as the foregoing, provide indemnification of directors and officers.

    2.   Right of Claimant to Bring Suit.    If a claim under paragraph 1 of
this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought

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to enforce a claim for expenses incurred in defending any proceeding in advance of its expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Mississippi Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Mississippi Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    3.   Non-Exclusivity of Rights.    The right to indemnification and the
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    4.   Insurance.    The Corporation may maintain insurance, at its expense,
to protect itself and any director, officer, employer or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Mississippi Business Corporation Act.

                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

          These bylaws may be amended, added to, or repealed by a majority vote of the entire Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the voting stock of the Corporation.

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                                 CERTIFICATION

    I certify that these Bylaws were adopted at the first meeting of the initial Board of Directors of the Corporation.


                                /s/ [SIGNATURE APPEARS HERE]
                                __________________________________
                                Secretary





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